As filed with the Securities and Exchange Commission on August 16, 2002
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

Captiva Software Corporation
(Exact name of Registrant as specified in its charter)

Delaware	77-0104275
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10145 Pacific Heights Boulevard
San Diego, California 92121
(858) 320-1000
(Address of principal executive offices)

Captiva Software Corporation Amended and Restated Stock Option/Stock Issuance Plan
Captiva Software Corporation 2002 Equity Incentive Plan
(Full title of the Plans)

Reynolds C. Bish
President and Chief Executive Officer
Captiva Software Corporation
10145 Pacific Heights Blvd.
San Diego, California 92121
(858) 320-1000
 (Name, address and telephone number, including area code, of agent for service)

Copies to:
Lance W. Bridges, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, $0.01 par value	2,226,873 shares	$0.52 - $2.43	$4,324,663.33	$398.00

(1) On July 31, 2002, Captiva Software Corporation, a California corporation ("Captiva"), ActionPoint, Inc., a Delaware corporation ("ActionPoint"), and Condor Merger Sub, a California corporation and wholly owned subsidiary of ActionPoint ("Merger Sub"), consummated a merger whereby, among other things, Merger Sub was merged with and into Captiva and Captiva became the surviving corporation and a wholly owned subsidiary of ActionPoint. On the date the merger was consummated, ActionPoint assumed the outstanding options issued by Captiva pursuant to Captiva's Amended and Restated Stock Option/Stock Issuance Plan (the "Stock Plan") and Captiva's 2002 Equity Incentive Plan (the "Equity Plan"). Pursuant to the merger, the aggregate number of outstanding options to purchase shares of Captiva Common Stock and the exercise prices for such options were adjusted in accordance with the exchange ratio described in the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2002. The name of the combined company is Captiva Software Corporation.

(2) Includes 41,538 shares issuable pursuant to Registrant's Stock Plan and 2,185,335 shares issuable pursuant to Registrant's Equity Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers such additional shares of the Registrant's Common Stock as may become issuable as a result of any stock split, stock dividend, recapitalization or similar transaction.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the actual exercise prices for shares subject to outstanding stock options previously granted under the Stock Plan and the Equity Plan. The following chart shows the calculation of the registration fee.

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock issuable pursuant to outstanding options under the Stock Plan	41,538	$1.56	$64,799.28
Common Stock issuable pursuant to outstanding options under the Equity Plan	2,185,335	$0.52 - $2.43	$4,259,864.05

Item 3. Incorporation of documents by reference

The following documents filed by CAPTIVA SOFTWARE CORPORATION (the "Registrant") with the Securities and Exchange Commission ("SEC") are incorporated by reference into this registration statement:

(a) The Registrant's Annual Report on Form 10-K and Forms 10-K/A for the fiscal year ended December 31, 2001, which is the Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and which contains audited financial statements for the Registrant's latest fiscal year for which a Form 10-K was required to have been filed.

(b) The Registrant's Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2002. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2002.

The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2002.

(c) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 (File No. 333-87106) filed on April 26, 2002, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to an exhibit to Registrant's Registration Statement on Form S-1 (File No. 33-66142), as amended.
4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated September 24, 1997).
4.3	Specimen Certificate for Common Stock of the Registrant.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP (San Jose, California), independent accountants.
23.2	Consent of PricewaterhouseCoopers LLP (San Diego, California), independent accountants.
23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature page of this registration statement.
99.1	Amended and Restated Stock Option/Stock Issuance Plan.
99.2	Form of Stock Purchase Agreement used in connection with the Amended and Restated Stock Option/Stock Issuance Plan.
99.3	Form of Stock Option Agreement used in connection with the Amended and Restated Stock Option/Stock Issuance Plan.
99.4	Form of Notice of Grant of Stock Option used in connection with the Amended and Restated Stock Option/Stock Issuance Plan.
99.5	2002 Equity Incentive Plan.
99.6	Form of Stock Option Agreement used in connection with the 2002 Equity Incentive Plan.
99.7	Form of Stock Option Grant Notice used in connection with the 2002 Equity Incentive Plan.
99.8	Form of Notice of Exercise used in connection with the 2002 Equity Incentive Plan.

ITEM 9. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      To include any prospectus required by section 10(a)(3) of the Securities Act;

      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (  230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 15, 2002.

CAPTIVA SOFTWARE CORPORATION

By: /s/Reynolds C. Bish

Name: Reynolds C. Bish

Title: Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints REYNOLDS C. BISH and RICK E. RUSSO, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Reynolds C. Bish Reynolds C. Bish	Chief Executive Officer, President and Director (PRINCIPAL EXECUTIVE OFFICER)	August 15, 2002
/s/ Rick E. Russo Rick E. Russo	Chief Financial Officer and Secretary (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)	August 15, 2002
/s/ Kimra D. Hawley Kimra D. Hawley	Chairman of the Board of Directors	August 15, 2002
/s/ James Berglund James Berglund	Director	August 15, 2002
/s/ Patrick Edsell Patrick Edsell	Director	August 15, 2002
/s/ Stephen S. Francis Stephen S. Francis	Director	August 15, 2002
/s/ Mel S. Lavitt Mel S. Lavitt	Director	August 15, 2002
/s/ Bruce Silver Bruce Silver	Director	August 15, 2002

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to an exhibit to Registrant's Registration Statement on Form S-1 (File No. 33-66142), as amended.
4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated September 24, 1997).
4.3	Specimen Certificate for Common Stock of the Registrant.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP (San Jose, California), independent accountants.
23.2	Consent of PricewaterhouseCoopers LLP (San Diego, California), independent accountants.
23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature page of this registration statement.
99.1	Amended and Restated Stock Option/Stock Issuance Plan.
99.2	Form of Stock Purchase Agreement used in connection with the Amended and Restated Stock Option/Stock Issuance Plan.
99.3	Form of Stock Option Agreement used in connection with the Amended and Restated Stock Option/Stock Issuance Plan.
99.4	Form of Notice of Grant of Stock Option used in connection with the Amended and Restated Stock Option/Stock Issuance Plan.
99.5	2002 Equity Incentive Plan.
99.6	Form of Stock Option Agreement used in connection with the 2002 Equity Incentive Plan.
99.7	Form of Stock Option Grant Notice used in connection with the 2002 Equity Incentive Plan.
99.8	Form of Notice of Exercise used in connection with the 2002 Equity Incentive Plan.